EXHIBIT 10 (b)


                      REVOLVING LOAN AND SECURITY AGREEMENT
                  CONVERTIBLE REVOLVING CREDIT PROMISSORY NOTE
                             DATED OCTOBER 26, 1987
                                 ADDENDUM NO. 14


           For consideration given and received, Robert Howard and iCAD, Inc. hereby agree to extend the repayment date in Paragraph D of the above referenced Convertible Revolving Credit Promissory Note, as amended, (the "Note") from January 4, 2004 to January 4, 2005. Also the Note hereafter will be a maximum principal sum of Four Million Dollars ($4,000,000).

           Effective the 31st. day of December 2003.


ICAD, INC.


By: /s/ Annette Heroux                                /s/ Robert Howard
    --------------------------                        ------------------------
Title: Chief Financial Officer                            Robert Howard